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                                                                    Exhibit 99.1


IXYS Reports Results For December Quarter

Business Editors/High-Tech Writers

SANTA CLARA, Calif. -- (BUSINESS WIRE) -- Jan. 24, 2002 -- IXYS Corporation (NASDAQ:SYXI) today reported revenues of $16.1 million for the quarter ended December 31, 2001, which is a decrease of 44.9% over the $29.2 million in revenues for the same quarter in the prior fiscal year. Sequentially, revenues decreased 22.5% from the $20.7 million reported for the quarter ended September 30, 2001.

For the nine months ended December 31, 2001, IXYS reported revenues of $62.4 million, which was a 21.4% decrease as compared to $79.4 million in revenues for the nine-month period in the prior fiscal year.

"The market continues to be weak and unpredictable but we continue to show operating income," stated Arnold Agbayani, Chief Financial Officer of IXYS. "Additionally, we have taken steps to ensure that we remain financially strong, even in these difficult times. We have also taken advantage of the slowdown to implement strategies that will make IXYS a stronger company and a more formidable competitor.

"Our gross margin, although lower than what we would want to see, is relatively stable and we continue to invest in research and new product development. We expect revenues for our March 2002 quarter to show a 20% sequential increase. Lacking visibility into economic and industry performance beyond March 2002, we cannot provide guidance for quarters beyond March 2002." Gross profit was $5.0 million, or 30.8% of net sales, for the quarter ended December 31, 2001. This compares with a gross profit of $11.2 million, or 38.4% of net sales for the same quarter in the prior fiscal year. The decrease in the gross profit reflects a change in the mix of products sold and a 39.9% decrease in overall units sold.

For the nine-month period ending December 31, 2001 gross profit was $20.3 million, or 32.5% of sales. This represents a 30.2% decrease in gross profit from $29.1 million, or 36.6% of sales for the same nine-month period of the prior fiscal year.

Operating income in the quarter ended December 31, 2001 was $605,000, as compared to $5,722,000 in the quarter ended December 31, 2000. Operating income for the nine-month period ending December 31, 2001 was $7.0 million, as compared to $14.7 million in the same nine-month period of the prior fiscal year.

Net loss in the quarter ended December 31, 2001 was $105,000 ($0.00 per share, diluted), as compared to an income of $3,388,000 ($0.12 per share, diluted) in the quarter ended December 31, 2000. Net income in the quarter ended December 31, 2001 included legal expense totaling approximately $860,000 and reversal of reserves of approximately $274,000 for contingencies that did not occur.

For the nine-month period ended December 31, 2001 net income was $2.5 million ($0.09 per

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share, diluted), a 74.2% decrease as compared with $9.8 million ($0.35 per share, diluted), in the same nine-month period of the prior fiscal year.

IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power systems for the telecommunication and internet infrastructure, motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits.

The statements in this news release relating to our expectations for our fourth fiscal quarter ending March 31, 2002, new product development efforts, new product introductions and future growth are forward looking in nature, and thus involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include the effect that a continued slowdown in the semiconductor industry in general could have on our operations. Further information on other factors that could affect the Company's operations is detailed and included in the Company's Form 10-K, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2001 and 2000. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.
-------------------

                                IXYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                              March 31,   December 31,
                                                 2001          2001
                                               --------       --------

                   ASSETS

Current assets:

 Cash and cash equivalents                     $ 45,182       $ 42,664
 Accounts receivable, net                        26,303         13,917
 Inventories, net                                34,035         40,928
 Prepaid expenses                                   309            220
 Deferred income taxes                            2,561          2,561
                                               --------       --------
    Total current assets                        108,390        100,290
Plant and equipment, net                         13,960         15,329
Other assets                                      4,749          4,959
Deferred income taxes                               315            315
                                               --------       --------

    Total assets                               $127,414       $120,893
                                               ========       ========

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                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of
  capitalized lease
  obligations                              $   1,737        $   1,881
 Current portion of notes
  payable to bank                                754              700
 Accounts payable                             10,649            3,216
 Accrued expenses and
  other liabilities                           13,243            8,381
                                           ---------        ---------
    Total current
     liabilities                              26,383           14,178
Capitalized lease
 obligations, net of
 current portion                               3,425            4,967
Pension liabilities                            4,882            5,293
                                           ---------        ---------
    Total liabilities                         34,690           24,438
                                           ---------        ---------

Common stock, $0.01 par
 value:
  26,662,132 issued and
  outstanding in March 31,
  2001 and 26,796,488
  issued and 26,731,488
  outstanding in
  December 31, 2001                              267              268
Additional paid-in capital                    91,873           92,090
Notes receivable from
 stockholders                                   (823)            (823)
Retained earnings                              3,889            6,410
Accumulated other
 comprehensive loss                           (2,482)          (1,490)
                                           ---------        ---------
    Stockholders' equity                      92,724           96,455
                                           ---------        ---------

    Total liabilities and
     stockholders' equity                  $ 127,414        $ 120,893
                                           =========        =========

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                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)
                                   (unaudited)

                           Three Months Ended       Nine Months Ended
                              December 31,            December 31,
                          --------------------    -------------------
                              2000        2001        2000       2001
                          --------    --------    --------   --------

Net revenues              $ 29,188    $ 16,082    $ 79,381   $ 62,427
Cost of goods sold          17,991      11,132      50,316     42,139
                          --------    --------    --------   --------
    Gross profit            11,197       4,950      29,065     20,288
                          --------    --------    --------   --------

Operating expenses:
 Research,
  development and
  engineering                1,715       1,429       4,096      3,848
 Selling, general
  and administrative         3,760       2,916      10,307      9,461
                          --------    --------    --------   --------
      Total
       operating
       expenses              5,475       4,345      14,403     13,309
                          --------    --------    --------   --------

    Operating income         5,722         605      14,662      6,979
Other income
 (expense), net               (260)       (775)      1,089     (2,914)
                          --------    --------    --------   --------

    Income(loss)
     before income
     tax provision           5,462        (170)     15,751      4,065
Provision for income
 tax                         2,074         (65)      5,981      1,545
                          --------    --------    --------   --------

Net income (loss)         $  3,388    ($   105)   $  9,770   $  2,520
                          ========    ========    ========   ========

Net income(loss) per
 share - basic            $   0.13    ($  0.00)   $   0.39   $   0.09
                          ========    ========    ========   ========

Weighted average
 shares used in per
 share calculation
 - basic                    25,971      26,728      25,182     26,696
                          ========    ========    ========   ========

Net income(loss) per
 share - diluted          $   0.12    ($  0.00)   $   0.35   $   0.09
                          ========    ========    ========   ========

Weighted average
 shares used in per
 share calculation
 - diluted                  28,703      26,728      27,884     28,993
                          ========    ========    ========   ========

    --30--per/sf*

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    CONTACT: IXYS Corporation
             Arnold Agbayani, 408/982-0700
             Vice President, Finance & CFO

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